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41 of 47 DOCUMENTS

Fernando S. G. Frota and Maria Carmen Frota, Plaintiffs, v. Prudential-Bache Securities, Inc., et al., Defendants

No. 85 Civ. 9698 (WCC)

UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

1987 U.S. Dist. LEXIS 3916; Fed. Sec. L. Rep. (CCH) P93,253

May 14, 1987, Decided; May 15, 1987, Filed

CASE SUMMARY:

PROCEDURAL POSTURE: Defendants, a brokerage and a broker, filed a motion for summary judgment in an action brought by plaintiff customers alleging violations of § 10(b) of the Securities Exchange Act of 1934, 15 U.S.C.S. § 78j(b), rule 10b-5 of the Securities and Exchange Commission, 17 C.F.R. § 240.10b-5 (1985), the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C.S. §§ 1961-1968, and state law.

OVERVIEW: During a period of approximately 920 trading days, the broker made 1,224 purchases and sales of securities for the customers' account thereby generating $ 1,900,000 in commissions and more than $ 2,000,000 in margin charges. The broker also purchased $ 7,204,506 worth of certificates of accrued Treasury securities. When the account was finally liquidated, only $ 69,000 remained of the original $ 2,424,635. The brokerage argued that any claim for fraud was barred by the doctrines of ratification, waiver, and estoppel because the customers had not made timely objections after receiving account statements and had authorized the broker's activities. The customers, who lived in Brazil, alleged that they did not regularly receive account statements, and that in opening the account they had signed blank papers presented by the broker. In denying defendants' summary judgment motion, the court held that material issues of fact existed concerning the customers' trading objectives and the particular representations made to them by their broker. While the Treasury securities were exempt from regulation, a question existed whether they were suitable investments for the customers' account.

OUTCOME: The court denied defendants' motion for summary judgment.

CORE TERMS: trading, customer, broker's, summary judgment, material facts, confirmation, unsuitable, estoppel, churning, matter of law, unsuitability, ratification, traded, cover letter, fails to state, cause of action, discretionary account, government securities, secondary market, misrepresentation, speculation, excessive, disputed, exempted, monthly, dealer, handled, opened, margin, fully disclosed

LexisNexis(R) Headnotes

Civil Procedure > Summary Judgment > Standards > Genuine Disputes
Civil Procedure > Summary Judgment > Standards > Materiality
[HN1] A court may grant a motion for summary judgment only if it determines that there is no genuine issue as to any material fact and that the moving party is entitled to a judgment as a matter of law. The court's responsibility is to assess whether there are any factual issues to be tried, while resolving ambiguities and drawing inferences against the moving party.

Securities Law > Liability > Advisers, Brokers & Dealers > Churning
Securities Law > U.S. Securities & Exchange Commission > Penalties & Unlawful Representations

1987 U.S. Dist. LEXIS 3916, *; Fed. Sec. L. Rep. (CCH) P93,253

[HN2] Churning occurs in a securities account when a broker or dealer, acting in his own interests and against those of his customer, engages in trading that is disproportionate to the size and character of the account traded.

Evidence > Procedural Considerations > Burdens of Proof > General Overview
Securities Law > Liability > Advisers, Brokers & Dealers > Churning
Securities Law > U.S. Securities & Exchange Commission > Penalties & Unlawful Representations
[HN3] To establish a cause of action for churning, plaintiffs must show that (1) the broker or dealer exercised control over the account, and (2) the broker or dealer traded the account excessively, considering the investment objectives of his customer and the size of the account.

Securities Law > U.S. Securities & Exchange Commission > Penalties & Unlawful Representations
[HN4] To establish churning, more must be shown than merely an abnormal number of trades. In a churning case the independent objectives of a customer are an important standard against which to measure claimed excessiveness.

Civil Procedure > Pleading & Practice > Defenses, Demurrers, & Objections > Waiver & Preservation
Securities Law > U.S. Securities & Exchange Commission > Necessity for Regulation
[HN5] The purpose of the Securities and Exchange Act is to protect the innocent investor, not one who loses his innocence and then waits to see how his investment turns out before he decides to invoke the provisions of the Act.

Civil Procedure > Pleading & Practice > Defenses, Demurrers, & Objections > Waiver & Preservation
Securities Law > Liability > Securities Exchange Act of 1934 Actions > Implied Private Rights of Action > Deceptive & Manipulative Devices
[HN6] Even express consent to churning does not raise a defense of waiver or estoppel if the consent is induced by undue influence over the customer, or results from the customer's trust and confidence in the broker.

Securities Law > Blue Sky Laws > Exempted Issuers
Securities Law > Exemptions From Registration > Exempt Classes of Securities
Securities Law > Liability > Securities Exchange Act of 1934 Actions > Implied Private Rights of Action > Deceptive & Manipulative Devices
[HN7] While government bonds may be exempt from certain section of the Securities Exchange Act of 1934, any manipulative or deceptive device used in connection with the sale of even exempted securities is clearly within the reach of § 10(b). 15 U.S.C.S. § 78j(b), 17 C.F.R. § 240.10b-5 (1985).

Securities Law > Liability > Securities Exchange Act of 1934 Actions > Implied Private Rights of Action > Deceptive & Manipulative Devices
[HN8] The knowing or intentional recommendation of an unsuitable security states a cause of action for fraud under § 10(b) of the Securities Exchange Act of 1934, 15 U.S.C.S. § 78j(b), and rule 10b-5 of the Securities and Exchange Commission, 17 C.F.R. § 240.10b-5 (1985).

COUNSEL: [*1]  EDUARDO F. LOPEZ, ESQ., P.C., Attorney for Plaintiffs.

CAHILL GORDON & REINDEL, ESQS., Attorneys for Defendants, THOMAS J. KAVALER, ESQ., LISA PEARSON, ESQ., Of Counsel.

OPINION BY: CONNER

 OPINION

OPINION AND ORDER

CONNER, D. J.:

Plaintiffs Fernando S.G. Frota and Maria Carmen Frota ("the Frotas") brought this action against Prudential-Bache Securities, Incorporated ("Prudential-Bache") and Ahmed Hussein ("Hussein"), their broker at Prudential-Bache, alleging violations of section 10(b) of the Securities Exchange Act of 1934 ("the '34 Act"), 15 U.S.C. § 78j(b) (1982); Securities and Exchange Commission rule 10b-5, 17 C.F.R. § 240.10b-5 (1985); the Racketeer Influenced and Corrupt Organizations Act ("RICO"), 18 U.S.C. §§ 1961-1968 (1982); and the laws of the state of New York. Subject matter jurisdiction

1987 U.S. Dist. LEXIS 3916, *; Fed. Sec. L. Rep. (CCH) P93,253

is predicated upon section 27 of the '34 Act, 15 U.S.C. § 78aa (1982), section 1964 of RICO, 18 U.S.C. § 1964 (1982), the diversity of citizenship of the parties, and the doctrine of pendent jurisdiction.

This matter is now before the Court on defendants' motion for summary judgment pursuant to rule 56 of the Federal Rules of Civil Procedure on the grounds that (1) plaintiffs' complaint is barred [*2]  by the doctrines of ratification, waiver and estoppel; (2) plaintiffs' unsuitability claim fails to state a cause of action as a matter of law; and (3) any claims predicated on a misrepresentation theory must be dismissed because the material facts allegedly withheld from plaintiffs were fully disclosed by their account statements. Because defendants fail to establish that no genuine issue of material fact exists, their motion for summary judgment must be denied.

BACKGROUND

In November 1981, the Frotas opened a "discretionary account" at Prudential-Bache, over which Hussein, their broker, exercised complete control. Between November 1981 and January 1982, the Frotas transferred a portfolio valued at $ 2,771,635 from the Chase Manhattan Bank in Switzerland to the Prudential-Bache account. The Frotas withdrew $ 347,000 for their own use; the remaining $ 2,424,635 was managed and invested solely by Hussein. At the time of opening their account, the Frotas executed a Customer's Agreement, a Joint Account Agreement, an Option Agreement and a Power of Attorney (Bialow Affidavit Exhibits 1-3 and 5, respectively).

During the time the account was open, the confirmations and monthly statements [*3]  issued by Prudential-Bache on the account were not delivered to the Frotas either in Brazil or at their New York apartment. Up until June of 1982, they were delivered to Hussein, and thereafter to John F. Rasweiler, the supervisor of the Wall Street Branch where the account was located. At various times during the period in which the account was open, Frota met with Hussein and on each occasion he was given a few account statements.

Between November 1981 and June 1985, a period of approximately 920 trading days, Hussein made 1,224 purchases and sales of securities for the Frota's account. Hussein generated $ 1,900,000 in commissions and more than $ 2,000,000 in margin charges. when the account was finally liquidated in July 1985, only $ 69,000 remained. Of the 1,224 transactions for the Frotas' account, 200 were purchases and sales of the same security in a single day; 700 were purchases and sales of the same security within a 30-day period; 165 were purchases and sales of securities for which Prudential-Bache was the sole market-maker.

Hussein also purchased, for the Frota's account, $ 7,204,506 worth of Certificates of Accrued Treasury Securities ("CATS bonds"), a type of treasury [*4]  bond issued by the U.S. government which has all of its interest coupons previously removed by the original purchaser. Although there is a secondary market for the bonds, appreciation depends upon downward fluctuations in interest rates. Hussein purchased the bonds by margining the Frotas' account.

Defendants argue that plaintiffs' complaint is barred by the doctrines of ratification, waiver and estoppel because plaintiffs did not object upon receipt of confirmations and account statements and because they signed a Prudential-Bache letter approving the way their account was being handled. Defendants further claim that the Frotas have waived their right to complain about transactions in their account by failing to make timely objections thereto, as required by the Customer Agreement they signed when the account was opened. That agreement states in part:

"Reports of the executions of orders and statements of my account shall be deemed conclusive if not objected to in writing within five days or ten days respectively, after transmittal to me by mail or otherwise." (Bialow Affidavit Exhibit 1, para. 10)

Since the Frotas apparently made no such objections to any transactions, defendants [*5]  urge they are entitled to summary judgment.

DISCUSSION

 [HN1] A court may grant a motion for summary judgment only if it determines that there is no genuine issue as to any material fact and that the moving party is entitled to a judgment as a matter of law. The court's responsibility is to assess whether there are any factual issues to be tried, while resolving ambiguities and drawing inferences against the moving party.  Anderson v. Liberty Lobby, Inc., 106 S. Ct. 2505, 2509-11 (1986).

 [HN2] Churning occurs in a securities account when a broker or dealer, acting in his own interests and against those of his customer, engages in trading that is disproportionate to the size and character of the account traded. Landry v. Hemphill, Noyes & Co., 473 F.2d 365, 368 n.1 (1st Cir. 1973), cert. denied, 414 U.S. 1002 (1973).  [HN3] To establish

1987 U.S. Dist. LEXIS 3916, *; Fed. Sec. L. Rep. (CCH) P93,253

a cause of action for churning, plaintiffs must show that (1) the broker or dealer exercised control over the account, and (2) the broker or dealer traded the account excessively, considering the investment objectives of his customer and the size of the account.  Kravitz v. Pressman, Frohlich & Frost, Inc., 447 F. Supp. 203, 211. (D. Mass. 1978).

 [*6]  The Frotas' discretionary account named, Hussein as the trader and it is not disputed that Hussein exercised effective control over the account. Whether the account was traded excessively, however, is more difficult to determine.  [HN4] To establish churning, more must be shown than merely an abnormal number of trades. "In a churning case the independent objectives of a customer are an important standard against which to measure claimed excessiveness." Fey v. Walston & Co., Inc., 493 F.2d 1036, 1045 (7th Cir. 1974).

The parties dispute the facts regarding the stated investment objectives of the Frotas. An Option Form and Agreement, signed by the Frotas, contains information, filled in by hand, representing the Frotas as having two years investment experience actively trading options both in cash and on margin. The form lists their investment objectives as income and speculation (Defendants' Exhibit 3). The Frotas claim they signed the Option Agreement, along with the numerous other documents required to open the account, when it was blank (Frota Affidavit para. 6). They claim Hussein later filled in the information that appears, completely misrepresenting the Frotas' investment experience [*7]  (Frota Affidavit para. 7). The Frotas further claim that they told Hussein their investment objectives were conservative; they wanted "to apply the money in good investments, without speculations." (Frota Affidavit para. 6) Defendants claim the FrOtas were wealthy speculators interested in high yields and argue that they are bound by the documents signed when the account was opened.

Since the question of whether trading is excessive must be examined in light of the trading objectives of the customer and since the Frotas' trading objectives cannot be established as a matter of law, a material question of fact remains unresolved. The nature of the plaintiffs' account and any possible misrepresentation by Hussein, therefore, remain open questions and must be resolved at trial. See Moscarelli v. Stamm, 288 F. Supp. 453 (E.D.N.Y. 1968).

Defendants argue that the circumstances surrounding the signing of the agreements are not material since plaintiffs received monthly statements and did not object to the management of the account. They assert the equitable defenses of ratification, waiver and estoppel, well-recognized defenses to securities fraud claims.  [HN5] "The purpose of the Securities [*8]  and Exchange Act is to protect the innocent investor, not one who loses his innocence and then waits to see how his investment turns out before he decides to invoke the provisions of the Act." Royal Air Properties, Inc. v. Smith, 312 F.2d 210, 213-214 (9th Cir. 1962).

The establishment of the defense of ratification and waiver depends upon the trading experience of the plaintiffs and whether plaintiffs knowledgeably consented to the acts of defendants. In Hecht v. Harris, Upham & Co., 430 F.2d 1202 (9th Cir. 1970), the Ninth Circuit affirmed a finding by the District Court barring, on the basis of estoppel, laches and waiver, the plaintiff's claim under section 10(b) that defendant traded in securities and commodities unsuitable for plaintiffs' needs and objectives and contrary to her instructions. In Hecht, the plaintiff spoke with her broker every day. She organized her confirmation slips in order to discuss them with her broker, in person, at least once a week. Her trading activities were also independently examined by her tax accountants and she was occasionally represented by an attorney.  Id. at 1208; see also Landry v. Hempill, Noyes & Co., 473 F.2d 365 (1st [*9]  Cir. 1973) (where Court found that plaintiff's "obvious experience" and failure to object to trades done over a twenty-two month period failed to support a claim for churning).

In addition to the added experience or knowledge necessary to ascertain a pattern of churing,  [HN6] "[e]ven express consent to churning does not raise a defense of waiver or estoppel if the consent is induced by undue influence over the customer, or results from the customer's trust and confidence in the broker." Kravitz v. Pressman, Frohlich & Frost, Inc., 447 F. Supp. at 211 (citing Fey v. Walston & Co., Inc., 493 F.2d at 1050).

The facts supporting the defense of estoppel and waiver are much less clear here than they were in Hecht. The Frotas live in Brazil and made visits to New York, during which Mr. Frota would meet with Hussein, only every three to four months. Whether the Frotas received all their confirmation slips is disputed. Also, the sporadic manner in which they received confirmation slips and statements raises question about whether plaintiffs were aware of specific purchases or understood the significance of the overall pattern of trading. Frota claims he found the statements incomprehensible [*10]  and that he was encouraged by Hussein not to attempt to understand the statements (Frota Affidavit para. 13). Ratification of Hussein's actions would require that the Frotas received the trading confirmations, had the stock market experience and knowledge to comprehend those actions and then failed, within a reasonable time, to object. See Jaksich v. Thomson McKinnon Securities, Inc., 582 F. Supp. 485 (S.D.N.Y. 1984).

1987 U.S. Dist. LEXIS 3916, *; Fed. Sec. L. Rep. (CCH) P93,253

Defendants point to a form sent to the Frotas by the Prudential-Bache compliance department under a cover letter dated September 8, 1983. The cover letter states that the compliance department had noticed substantial trading in their account and asks that the Frotas reexamine their customer statements and sign the enclosed statement approving the way their account was being handled. The Frotas signed the form on October 10, 1983. Defendants claim that the fact the Frotas signed the form is further support for their argument that the Frotas ratified Hussein's actions. Plaintiffs dispute this and claim that Hussein brought the form to them without the cover letter, stating that it had to be signed "for his files" so he could "continue to supervise [the Frotas'] investments."  [*11]  (Frota Affidavit para. 15). Plaintiffs claim that if they had seen the September 8, 1983 cover letter they would have been alerted to the alleged misconduct.

The text and the tone of the letter could have put the Frotas on notice of the importance of the otherwise routine approval form. Whether the Frotas received all of the confirmations and statements and whether they received the September 8th letter are material facts, as they bear upon whether the Frotas knowingly consented to the way Hussein handled their investments. Additionally, the disputed facts as to the Frotas' investment objectives, their investment experience and consequent ability to understand either that the securities purchased were unsuitable that the level of trading was excessive are issues of material fact that must be resolved at trial.

Plaintiffs' unsuitability claim involves Hussein's purchase of the CATS Bonds. Plaintiffs allege that defendant Hussein failed to explain the nature of the CATS Bonds to Frota. Plaintiffs claim that Hussein knew that the Frotas were ignorant of the mark-up in the CATS bonds, the speculative nature of the securities and the risks of heavy trading on margin. Finally, plaintiffs [*12]  contend that defendants purchased the bonds for the Frotas with the sole purpose of generating for themselves an enormous and unreasonable profit in commissions or mark-ups.

Defendants argue that they are entitled to summary judgment on this issue because plaintiffs' unsuitability theory fails to state a claim as a matter of law. It is defendants' argument that a case for unsuitability under 10b-5 is "informed" by the NASD rules of fair practice. Plaintiffs fail to state a claim, defendants argue, because government securities are exempted under NASD rules and so, as a matter of law, a broker's recommendation cannot violate 10(b)5. Further, they argue that even if government securities do fall within the unsuitability rule, they are not liable because plaintiffs cannot show the CATS bonds were unsuitable or that defendants acted with the requisite scienter.

The fact that CATS bonds are "exempted securities" under the 34 Act is not relevant here.  [HN7] While government bonds may be exempt from certain section of the 34 Act, any manipulative or deceptive device used in connection with the sale of even exempted securities is clearly within the reach of section 10(b).  15 U.S.C. § 78j(b) (1982),  [*13]  17 C.F.R. § 240.10b-5 (1985). The enormous volume of trading in CATS bonds for the Frotas' account clearly indicates that these obligations were not purchased for long-term investment, but for rapid turnover speculation in interest rate fluctuations, a type of trading which may be unsuitable for many customers even if the underlying securities represent the ultimate in safety. Further, the fact that the NASD Rules of Fair Trading do not apply to transactions in government securities is also irrelevant. Plaintiffs have not based their 10b-5 claim on the NASD rules as it is clear that no private right of action exists under the NASD rules.  Frota v. Prudential-Bache Securities, Inc., 639 F. Supp. 1186, 1190 (S.D.N.Y. 1986).

In this circuit,  [HN8] the knowing or intentional recommendation of an unsuitable security states a cause of action for fraud under section 10(b) and rule 10b-5.  Clark v. John Lamula Investors, Inc., 583 F.2d 594, 600 (2d Cir. 1978); Clark v. Kidder, Peabody & Co., Inc., 636 F. Supp. 195, 198 (S.D.N.Y. 1986); Leone v. Advest, Inc., 624 F. Supp. 297, 304 (S.D.N.Y. 1985). In order to prevail upon their claim, plaintiffs only have to show that defendants, knowing [*14]  the CATS bond trading to be unsuitable in light of the Frota's stated investment objectives, purchased them for their discretionary account. See Clark v. Kidder, Peabody & Co., Inc., supra. at 198 . . .

As I have indicated above, the Frota's investment objectives are unclear. It is also unclear what Hussein's purpose in purchasing the CATS Bonds might have been. It is undisputed that Prudential-Bache was a market maker for the bonds. Defendants claim, however, that the bonds had an active secondary market and that there may have been attractive tax advantages to nonresidents if the bonds were sold on the secondary market before maturity. Plaintiffs claim that the excessive mark-up taken by defendants made it unlikely that they would realize a profit on resale. The question of Hussein's intent regarding the purchase of the bonds is a question of fact and should be determined by the jury at trial where his credibility can be assessed. See S. E. C. v. Research Automation Corp., 585 F.2d 31, 33 (2d Cir. 1978) (Summary judgment likely to be inappropriate when the issues concern intent).

Defendants' basis for summary judgment on the state law claims echoes their federal arguments.  [*15]  They argue that plaintiffs' claims of misrepresentation and breach of fiduciary duty must be dismissed because the material facts allegedly withheld were fully disclosed in the monthly account statements. As discussed above, it is unclear how many

1987 U.S. Dist. LEXIS 3916, *; Fed. Sec. L. Rep. (CCH) P93,253

account statements the Frotas received, how much they understood about what was being done for their account and what Hussein represented to them was being done.

CONCLUSION

After a careful examination of the affidavits and exhibits submitted to the Court by both parties, I have concluded that there are material facts in dispute. Accordingly, for the reasons stated above, defendants' motion for summary judgment is denied.

SO ORDERED.

Disciplinary Panel
American Stock Exchange, Inc.

IN THE MATTER OF AHMED D. HUSSEIN	STIPULATION OF FACTS AND CONSENT TO PENALTY

This proceeding was instituted by the American Stock Exchange, Inc., (the “Exchange”) by means of a Statement of Charges dated April 16, 1990, preferred against Ahmed D. Hussein (“Hussein”), a former registered employee of Prudential-Bache Securities, Inc. (“Prudential-Bache”), a regular member organization of the Exchange. This Stipulation of Facts and Consent to Penalty is entered into pursuant to Rule 345(c) of the American Stock Exchange, sole1y for the purpose of this proceeding, in order to settle and conclude all disciplinary actions by the Exchange against Hussein based upon and arising out of the facts hereinafter stipulated and set forth in the Statement of Charges. Hussein, without admitting or denying the allegations contained in the Statement of Charges or in this Stipulation of Facts and Consent to Penalty, hereby consents to the findings of violations of Exchange rules and to the imposition of the penalties hereinafter provided. Hussein also agrees that this settlement is subject to approval by an Exchange Disciplinary Panel and by the Exchange’s Board of Governors and that, if so approved, it shall constitute a final decision which may not be appealed by said Respondent.

STATEMENT OF FACTS:

1.0
During all relevant periods, Hussein was a registered employee at Prudential-Bache’s Manhattan branch office, and was certified to handle public customer options accounts. On May 1, 1986 Hussein resigned from Prudential-Bache. He is currently employed with another Exchange member organization.

1.2	The Exchange retained jurisdiction over Hussein by letter dated October 13, 1986; receipt acknowledged.

2.0
On November 5, 1981, Customer A opened an options account with Hussein at Prudential-Bache. To open the account, Customer A transferred securities that had a market value at the time of transfer of $2,700.00 to Hussein at Prudential-Bache from a foreign bank account.

2.1
An Options New Account Form (“ONAF”), Customer Agreement, and Power of Attorney dated November 5, 1981 granting Hussein discretion to effect trades in the account, were, according to Customer A, signed in blank by Customer A and subsequently completed by Hussein.

2.2	The ONAF, prepared by Hussein, reported the following information for the Customer A:

Date of Birth:	5/21/1915
Employment:	Retired
Annual Income:	“Over $10,000”
Liquid Net Worth:	“Over $10,000”
Estimated New Worth:	“Over $10,000”
Investment Experience:	2 years-Stocks, Bonds & Options
Investment Objectives:	Income and Speculation
Trading:	Actively

2.3
According to Customer A at the time the options account was opened, Customer A had no direct stock, bond or options trading experience, and had previously invested his funds through a bank primarily in blue chip stocks and certificates of deposit with one year maturities. In addition, according to Customer A, at the time the account was opened, Customer A advised Hussein that he was looking for a reasonable return on his investments without great risks.

2.4
From the opening of the account in November 1981 and until in or about January of 1982, confirmations and monthly statements for the Customer A account were sent to the New York address of Customer A’s former shipping company. Thereafter, pursuant to written instructions from Customer A dated January 7, 1982, these documents were sent directly to the branch office manager. At no time did Customer A directly receive confirmations and monthly statements for transactions effected in his account.

2.5	As stated in paragraph 2.1 above, Customer A granted Hussein discretionary authority over his account. Hussein made investment decisions for the account and effected all purchases and sales.

2.6	During the life of the account, Customer A made periodic trips to New York; he met with Hussein and/or the branch office manager who reviewed the account statements and confirmations with him. According to Customer A, on these occasions, Hussein assured Customer A that his account was performing well and that he had nothing to worry about.

2.7
According to Customer A, Customer A also advised Hussein that he was unable to monitor activities in his account because he did not understand the monthly statements. According to Customer A, Hussein told Customer A the statements were decipherable only to industry professionals, and that he should not try to comprehend them.

2.8
Between November 1981 and June 1985, purchases in the Customer A account totaled over $72,000,000 on an average monthly net equity of approximately $2,600,000; margin charges totaled over $2,100,000. The account suffered a net loss of nearly $1 million during the above period.

3.0
During the account’s history, the turnover ratio (purchases divided by average monthly equity) was 27, annualized to 7.2. A return of 93.47% of the net investment value of the account was needed to pay for the commissions generated. A total of 24.79% of the investment value of the account was needed to pay annual commissions which totaled approximately $2.8 million over the life of the account.

3.1	In approximately 920 trading days from 1981 to 1985, Hussein effected 1,224 trades in the Customer A account, including purchases and sales. Of these trades, about

200 were simultaneous purchases and sales of the same securities within the same day; nearly 700 were purchases and sales of the same securities within a 30 day period. Many of these trades were in new issues.

4.0
Under Hussein’s discretion, the Customer A account traded common stocks, equity options, zero coupon bonds and new issues in contrast to Customer A’s previous portfolio at another financial institution which consisted of blue chip stocks, Eurobonds, cash, and certificates of deposit.

4.1
Over the life of the account, Hussein purchased approximately $7 million in Certificates of Accrued Treasury Securities (“CATS”) for the Customer A account, generating approximately $250,000 in commissions. These bonds paid no interest and, if held until maturity in the years 2007, 2011 and 2014, Customer A would be over 100 years old.

4.2
Between September 1982 through March 1984, Hussein effected 155 corporate bond trades for the Customer A account, engaging in multiple trading (buying and selling the same bonds) and switching within the account (selling bonds and replacing them with the purchase of the same or another bond of the same value). See Attachments A and B.

4.3
As a result of the multiple trading in National Steel Corp. bonds between September 1982 and January 1983, Hussein earned over $91,000 in commissions, and made a profit for the Customer A account of $83,500. As a result of multiple trading between September and November 1982, in Bethlehem Steel Corp. bonds maturing on March 1, 2005, Hussein caused the Customer A account to sustain a loss of $18,500 while generating $61,800 in commissions. (See Attachment B).

4.4	As a result of switching in National Steel Corp. and Bethlehem Steel Corp. bonds in the Customer A account, Hussein earned over $100,000 in commissions. (See Attachment A).

4.5
According to Customer A, by letter dated October 13, 1983 Customer A requested that the account be transferred from Prudential-Bache to Chase Manhattan Bank because of the costs associated with trading in the account. Hussein, according to Customer A, informed Customer A on this date for the first time that his account was margined for approximately $5 million and could not be transferred. According to Customer A, prior to this time, Hussein told Customer A that his account was doing well and that he had nothing to worry about. According to Customer A, in October 1984 and April 1985, Customer A again wrote to Hussein in an attempt to transfer his account. The account was transferred in the summer of 1985 to Shearson Lehman Hutton.

CONCLUSION:

By reason of the above stipulated facts a Disciplinary Panel may conclude that:

5.0	Hussein violated Exchange Rules 924(c) and 422 by

abusing his discretionary authority in the Customer A account in that he effected excessive transactions as described in paragraph 2.0 through 4.5 above.

5.1
Hussein engaged in conduct inconsistent with just and equitable principal of trade in violation of Exchange Rule 345 by misrepresenting the status of the account to Customer A and failing to follow specific customer instructions to close the account as described in paragraphs 2.2 through 2.7 and 4.5 above.

5.2
Hussein violated Article V, Section 4(i) made applicable to employees of member organizations by Exchange Rule 345(a)(1), in that he willfully engaged in a course of fraudulent conduct in violation of Section 10(b) of the Securities Exchange Act of 1934, and Rule 10(b)-5 thereunder by:

(a)
excessively trading and churning the Customer A account, while vested with discretionary authority, for the purpose of generating commission income, as set forth in paragraphs 2.8, 3.0, 3.1 and 4.0 through 4.5 above,

(b)	misrepresenting the status of the account to Customer A, as set forth in paragraphs 2.2 through 2.8, above, and

(c)	providing Customer A with materially false and misleading information about the status of his account as set forth in paragraphs 2.6, 2.7 and 4.5 above.

DISCIPLINARY ACTION:

A Disciplinary Panel may impose the following penalties upon Hussein:

a)	a censure;
b)	a fine of $25,000; and
c)	a three months suspension from servicing any new discretionary accounts.

AMERICAN STOCK EXCHANGE, INC.

Stephen L. Lister Senior Vice President

Agreed to this 7th day
of March, 1991.

/s/ A. Hussein

Ahmed D. Hussein

JOHN J. PHELAN, III, P.C.

ATTORNEY AT LAW
1414 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10019
______

(212) 688-8088
Telecopier:  (212) 838-9534

December 18, 1996

Director of Arbitration
National Association of Securities Dealers, Inc.
33 Whitehall Street
New York, NY 10004

Re:  Ahmed Dia Hussein v. Dean Witter Reynolds, Inc.

Dear Madame:

Claim and Demand for Arbitration

This is a Statement of Claim in Arbitration, a Demand for Arbitration and a Notice of Intention to Arbitrate.  It is a claim by Mr. Ahmed Dia Hussein (“Claimant”) arising out of his employment with Dean Witter Reynolds, Inc. (“DWR”), the termination of that employment and the actions of DWR following the termination.  DWR is a member organization of the Association and Claimant is a former registered representative of that firm.  DWR is obligated to arbitrate the controversies set forth herein pursuant to Section 1(2) and Section 8(a)(2) of the Association’s Code of Arbitration Procedure which rules require arbitration of disputes between member organizations and their employees or former employees regarding their employment or the termination thereof.

This arbitration is a public arbitration under the Rules of the Association and Claimant seeks a hearing before a mixed panel of three arbitrators in the City of New York.  Enclosed are six copies of this Statement of Claim and exhibits together with a check payable to the Association to cover filing and the deposit on forum fees in the amount of $1,000.  Also enclosed is an executed and acknowledged Uniform Submission agreement and six copies thereof.

UNLESS DWR APPLIES TO A COURT OF COMPETENT JURISDICTION TO STAY THE ARBITRATION WITHIN TWENTY DAYS OF SERVICE OF A COPY OF THIS CLAIM, IT SHALL THEREAFTER BE PRECLUDED FROM OBJECTING THAT A VALID AGREEMENT TO ARBITRATE WAS NOT MADE OR HAS NOT BEEN COMPLIED WITH AND FROM ASSERTING IN COURT THE BAR OF A LIMITATION OF TIME.

JOHN J. PHELAN, III, P.C.

Claimant seeks damages for (i) the compensation for the balance of the fourth year of his employment, in the amount of approximately $500,000 to $800,000; (ii) the productivity bonus in the amount of approximately $200,000 already earned by Claimant over the contract period from 1992 through January 9, 1996, plus the productivity bonus he would have earned had he been allowed to stay and retire at the end of 1996 or early 1997; (iii) the incentive and deferred compensation to which he would have become entitled had he not been terminated, in the amount of approximately $70,000 had he remained employed until the end of his fourth contract year on September 9, 1996; (iv) forgiveness of the balance claimed due under the final segment of a promissory note executed by Claimant in DWR’s favor at the time of his employment, amounting to approximately 2/3rds of the final $108,958.50 after adjustment for the period worked or approximately $72,639, (v) the stock options and other executive compensation benefits to which Claimant would have been entitled had his employment not been terminated in an amount to be ascertained at trial; (vi) 401(k) benefits in an amount to be determined upon the hearing of this matter; (vii) a direction to file a true and accurate Form U-5 Termination Notice in the event one has not been filed or, if one has, to correct any false and damaging characterizations placed by DWR on Claimant’s Form U-5 regarding the reasons stated for his termination; (viii) damages for defamation arising out of statements made to the industry regarding Claimant’s character, including by way of any transmittal of information set forth on his proposed Form U-5 in the amount of $1,000,000; (ix) punitive damages in the amount of $1,000,000; and attorneys’ fees and the costs of this proceeding.

Claimant’s legal theories include breach of contract, wrongful termination, age discrimination in employment, termination of employment in violation of the Americans With Disabilities Act and defamation, all of which were carried out in wilful, wanton and gross disregard of the rights of Claimant and entitle him to an award of punitive damages.

Background

Claimant is an experienced and highly successful securities broker.  He has been employed as a broker since at least 1981, at all times with large New York Stock Exchange wire houses, including Prudential Bache, Oppenheimer, Smith Barney, Shearson and, finally Dean Witter.  Claimant is married and is approximately 55 years of age.  He was born in Egypt and educated there and in the United States.  Dr. Hussein holds numerous graduate degrees from Universities both in Egypt and in the United States in multiple disciplines including scientific disciplines, mathematics, engineering and business, was a Fulbright scholar and has served as a University professor in both Egypt and the U.S.

Claimant’s business as an account executive during the 17 years he has been a broker, both at DWR and at other firms, has come principally from large clients in the Middle East, Europe and other foreign countries.  His business practices have historically, up to and including his employment with DWR, been marked by considerable business travel and large transactions involving significant commission income to himself and his employer.  His clients are principally wealthy individuals or institutions.

JOHN J. PHELAN, III, P.C.

DWR Employment and Terms

Claimant was employed by DWR from approximately September 9, 1992 until he was wrongfully terminated on January 9, 1996 as a pretext to avoid paying the compensation to which he was entitled to receive on the fourth anniversary of his employment.  He has been unemployed since January 9, 1996.

Annexed hereto as Exhibit A is a copy of the DWR Account Executive Compensation, Benefits and Recognition Programs, described by DWR as a part of DWR’s program entitled “Our ‘Sacred Trust.’”  This document sets out the formulae for the calculation of compensation for Account Executives based upon the amount of commission and other business generated by them.  Page 4 of Exhibit 1 sets out the standard “payout grid” for account executives which grid increases the portion of the commissions generated by the account executive as the total gross commissions increase.  In other words, the more business brought in, the higher the payout on those commissions.  The term “payout” refers to the percentage of the total gross commission paid by the customer to DWR which is “paid out” to the account executive. Page 9 of the Manual sets out the “Account Executive Productivity Compensation Plan” which is also graduated and becomes higher as the account executive’s production increases.  These productivity bonuses are in addition to the commissions paid to the account executives under the above payout grid and are treated as “deferred compensation” paid approximately five years after they are earned.  After 1999, these bonuses are to be pauid in the publicly traded stock of DWR’s parent company.

As Claimant was a highly desireable candidate at the time DWR hired him, DWR agreed to give him certain additional payments, perquisites and benefits. The Exhibit A Agreement was modified by an Addendum to Account Executive Compensation Agreement.  This document provides for incentive compensation to Claimant over and above that provided generally to its account executives under the payout grid and productivity compensation plan.  Under this agreement, Claimant was to be paid on a payout plan which exceeded the payout grid payable to other account executives. These additional payments were to be treated as “incentive compensation” and were to have been paid to Claimant in the 49th month following his employment, or during October, 1996. These sums have not been paid to date.  Claimant estimates they amount to no less than $48,000.

Annexed as Exhibit B is a copy of a Promissory Note from Claimant to DWR under which DWR advanced to Claimant 30% of his prior year’s production, $1,614,200, equal to $484,260, after deducting 10% (payable to him under Exhibit 4 below), leaving a net advance of $435,834.  Claimant was obligated to repay this over a four year period with four payments of $108,958.50 each due on the anniversary date.  These four payments were, however, under the terms of the Exhibit 3 Note to be forgiven in annual installments of the same amount, provided that Claimant remained employed, unless his employment was terminated without cause. Claimant expressly negotiated for and obtained the agreement of DWR to the “for cause” language inserted in hand on the second page of the Note and initialled by the parties.  The first three installments have been forgiven under the terms of the Note but DWR contends that the final installmant of $108,958.50

JOHN J. PHELAN, III, P.C.

is due to them from Claimant.  In view of the unjustified tiring of Claimant, this must be treated as forgiven as well.  At the very least, Claimant is entitled to a pro rata adjustment of the final segment of the note in his favor for the portion of the 1995-1996 year during which he worked for DWR.

Annexed hereto as Exhibit C is a one paragraph letter dated September 9, 1992 which agrees to pay to Claimant the additional $48,426 withheld under the above Promissory Note on September 9,1996, provided that Claimant remained employed on that date. DWR’s wrongful and unjustified termination of Claimant’s employment has prevented him from obtaining this payment as well.

Termination of Employment and Pretextual Reasons

On January 9, 1996, DWR terminated Claimant’s employment. Normally, promptly following termination, DWR and any other industry employer is required to file a Form U-5 with the Central Registration Depository which provided copies to the Association, all exchanges and State regulators with which Claimant was registered or licensed.  DWR, for reasons which are unexplained, has failed or neglected to do so.  Instead, it has prepared a draft U-5 which it sent to Claimant’s former counsel and which threatened to state as the reason for termination that “Mr. Hussein’s response to an internal questionnaire did not identify a Dean Witter account containing Mr. Hussein’s funds which account was carried on the firm’s books and records in the name of a financial institution”. Claimant believed until recently that the proposed Form U-5 had indeed been filed as DWR was obliged to do.

As the Form U-5 is necessarily read by any employer considering hiring Claimant and by any regulator considering his application for registration, such statements on this critical document accusing him of lying to his firm, concealing his interest in a customer account and, perhaps, somehow contributing to the falsification of the firm’s books and records; in other words, of extremely dishonest conduct, would be extremely damaging and, indeed, devasting documents.  Because of his belief that the U-5 had been filed and due to his forthright approach to business dealings and his wish not to be seen by any business associate to be concealing any information, he made disclosure of the fact that a damaging Form U-5 was filed against his record.  These disclosures have cost him numerous business opportunities.  Even the absence of a filed U-5 is damaging to Claimant sice it clearly raises the spectre of an ongoing investigation in the minds of anyone to whose attention this failure comes and places Claimant in potential regulatory difficulties with sever possible consequences.

Statements in any Form U-5 alleging what the draft U-5 stated would be absolutely false and would be known to DWR to be absolutely false.  As DWR knows, Mr. Hussein had discussed the account in question many times with his supervisors and they knew he had opened an account for that institutional customer and that he maintained an account with that institution.  Nothing was concealed and was, indeed, affirmatively disclosed.  Regular requests were made of Claimant by his supervisors for copies of the account statements of the institution in question.  They were always promptly provided and were reviewed by management.  He had even discussed the very answer to the questionnaire item with them and had sought their advice as to the proper answer given the

JOHN J. PHELAN, III, P.C.

circumstances.  At all times, Claimant made full disclosure and had answered all questionnaire items fully and accurately, as he understood their requirements after discussing them with supervisors.  Claims made at termination and thereafter of other supposed facts are fabrications made for the illegitimate purposes discussed below.

Actual Reason for Termination

Contrary to the reasons stated for termination, the real reason is the exact opposite, a reason which demonstrates both Claimant’s honesty and DWR’s improper motives.  In late 1995, Claimant discussed with his superios at DWR his thoughts concerning his career plans.  He advised them that, as he was getting older and because of his health conditions (severe and acute bronchitis and severe sleep apnea), he would likely not continue to work for DWR for much longer after he had completed the four years in September, 1996 and that he planned to retire as a registered representative.  Indeed, Claimant’s physicians were advising him to retire. Shortly thereafter, despite very substantial commission production, he was terminated. Since he had substantial benefits coming to him under the various agreements annexed hereto as Exhibits 1 through 4 provided only that he survive as an employee and be allowed to retire at the end of 1996 or early 1997 or, alternatively, that his employment was terminated prior thereto without cause, DWR determined to terminate Claimant and to create a false “cause” for the termination.  In other words, Claimant’s only fault was in being too honest.  He shared with his employer his ruminations regarding his future plans.  They decided that they had no need to try to keep him happy any longer, they had a short term financial advantage to be gained by terminating him and that they needed a reason, a “cause” to do so.

This shoddy and immoral employment termination and grab for Mr. Hussein’s well earned compensation benefits is bad enough.  To go beyond that and to scar his name for the rest of his life by placing the false accusations on the Form U-5 would place this matter into the area of defamation and punitive damages.

Since January 9, 1996, Claimant has been unable to secure employment in the industry.  He has been informed by at least one major client that any accusation on his proposed Form U-5 alleging dishonest conduct would prevent them from dealing with him any further.  Claimant believes that by word of mouth or otherwise, he has been damaged in his business life.

Demand

Claimant seeks damages in the amount of $1,020,000 or such amount as is established at trial, for his lost compenstion, amounts due him under the firm’s 401(k) and other benefit plans, the foregiveness of any balance claimed due on his note, $1,000,000 for the defamation claim; and a direction to DWR to file a true and accurate Form U-5 or, in the event one has not been filed, to amend his U-5 regarding the reason for termination. Claimant also seeks punitive damages in the amount of $1,000,000 and his attorneys’ fees and the costs of this proceeding.

JOHN J. PHELAN, III, P.C.

Claimant requests the appointment of a panel of arbitrators and the convening of hearings at the earliest possible dates.

Very truly yours,

/s/ John J. Phelan, III
John J. Phelan, III

cc:	Edward W. Larkin, Esq. Dean Witter Reynolds, Inc.

AHMED [ILLEGIBLE] HUSSEIN,
Claimant,
v.
DEAN WITTER REYNOLDS INC.,
Respondent.
_____________________________________/

DEAN WITTER REYNOLDS INC.’S
ANSWER, AFFIRMATIVE DEFENSES AND COUNTERCLAIM

Respondent, Dean Witter Reynolds Inc. (“Dean Witter”) through its undersigned attorneys, submits its Answer, Affirmative Defenses and Counterclaim to Claimant Ahmed Hussein’s (“Hussein”) Statement of Claim (“Claim”) and states:

Introduction

In January 1996, Dean Witter terminated account executive Ahmed Hussein (“Hussein”) for violating company policy.  In October 1995, Hussein answered “none” on a compliance questionnaire to a question which asked Hussein to list any “employee account” Hussein maintained at Dean Witter.  Hussein later admitted, however, that a request submitted by Hussein’s sales assistant in November 1995 to wire one million dollars from a Dean Witter account to a Swiss bank account was actually a transaction involving Hussein’s own money.  In addition to failing to disclose the true nature of this account to Dean Witter, Hussein continued to spend long periods of time outside the office and outside the United States after being warned by his branch manager that Hussein’s regular attendance in the branch office was a condition of his employment.  Hussein was terminated by his branch manager for these violations.

STEEL HECTOR & DAVIS LLP

[ILLEGIBLE TEXT]

Equally as frivolous, Hussein also states that Dean Witter “defamed” Hussein in a draft regulatory filing which, remarkably, was shown to no one other than Hussein and his attorneys.

Hussein’s Claim is nothing more than an attempt to circumvent New York’s long standing “employment-at-will” rule by couching what would otherwise be “wrongful discharge” claims as claims sounding in tort and discrimination.  Under the law of New York, absent a statutory or contractual restriction, an employee is deemed to be employed “at will” by his employer, and may be terminated at any time, for any reason, provided it is not an unlawful reason.  See, e.g., Murphy v. American Home Products Corp., 58 N.Y. 2d 293, 461 N.Y.S. 232 (N.Y. 1983).  Thus, under the “at will” doctrine followed by New York, an action for “wrongful termination” does not exist. Id.

Indeed, Hussein’s own Dean Witter employment application specifically acknowledged Dean Witter’s right to terminate Hussein with or without cause.  Hussein’s employment application discloses above his signature:

I also agree that my employment and compensation can be terminated with or without cause and with or without notice, at any time, at the option of either Dean Witter Reynolds, Inc. or myself.

See Employment Application, Exhibit A, p.4, (emphasis added).

Hussein’s Claim appears to be nothing more that an attempt to coerce Dean Witter from pursuing an arbitration claim against Hussein for the unpaid balance of a Promissory Note

2

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[ILLEGIBLE TEXT].

A.           Hussein Was Terminated for Violating Company Policy

Hussein was terminated because he violated company policy, not because of his age, his alleged “disability” or because Dean Witter wanted to retain Hussein’s deferred compensation.  As set forth below, Hussein improperly responded to a compliance inquiry, and his lack of attendance in the office was unacceptable.

In 1995, Dean Witter’s World Trade Center branch office circulated an internal questionnaire to be completed by all brokers.  One of the questions asked whether the account executive maintained any “employee” accounts.  Hussein answered “none.” See Exhibit “B.” The firm later discovered that Hussein’s answer was not true when Hussein attempted to transfer one million dollars $1,000,000 out of a Dean Witter account to a Swiss bank account for his own benefit, and admitted that the funds in the Dean Witter account were his own.

Pursuant to Dean Witter policy, an account executive who opens a Dean Witter account in which he or any member of his family has an interest must disclose such interest to the firm.  The Dean Witter New Account Form asks whether each account opened is an “employee” or “employee related” account.  An “employee account” includes every account in which an employee of Dean Witter has an interest.  In addition, Dean Witter policy prohibits an account executive from maintaining a securities account at another brokerage firm or bank in which the account executive has any direct or indirect interest without prior written approval from Dean Witter’s Compliance Department.

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[ILLEGIBLE TEXT]
employees’ accounts in order to assure compliance with employee trading regulations set by the various securities regulators.  For example, the NASD Rules of Fair Practice prohibit an account executive from purchasing what is known as a “hot issue” for his own account.  Likewise, employees are restricted from engaging in transactions for their own accounts involving certain securities which Dean Witter acts as a member of an underwriting syndicate.  Dean Witter’s own policies and procedures restrict additional securities transactions by its employees to avoid potential conflicts of interest between the employee and the firm’s clients.  Quite simply, Dean Witter cannot adequately supervise its employees’ securities transactions and insure compliance with these rules, regulations and policies unless the firm is aware of its employees’ accounts.

In Hussein’s case, an additional reason existed.  In January 1994, the firm received a Notice of Levy from the IRS stating that Hussein was the subject of a federal tax lien in the amount of $727,148.48.  As required by the Notice of Levy, Dean Witter “froze” Hussein’s regular Dean Witter account, as well as his IRA account, pending their liquidation to satisfy the levy.  Curiously, however, Hussein had already liquidated his Dean Witter personal account only days before Dean Witter received the Notice of Levy, transferring personal assets in excess of a half a million dollars out of Dean Witter and leaving less than $2,000 in Hussein’s regular account to satisfy the IRS lien.1

1 Hussein did not liquidate his IRA account prior to Dean Witter’s receipt of the Notice of Levy.

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[MISSING TEXT]
the balance of his IRA account in response to the Levy.  During that time, however, the firm was placed in a precarious position in that the IRS commanded compliance with the terms of the Levy, while Hussein’s attorneys wrote his branch office manager and threatened to take legal action against the firm if Dean Witter liquidated Hussein’s IRA account.2

Given the existing tax lien and Dean Witter’s obligation to abide by the terms of the Levy, the firm in Hussein’s case had an even greater need to ensure that the account executive was being forthright with respect to disclosure of those accounts which contained Hussein’s personal funds.

In July 1995, Hussein submitted paperwork, as an account executive, to open a Dean Witter account for the “Arab Bank (Switzerland) Ltd.” The account was assigned number 601- 20931-070.  Hussein did not advise his branch office manager or the office compliance manager that he had an interest in the account.  Nor did Hussein designate the Arab Bank account as a Dean Witter “employee account.” In fact, the space on the Arab Bank account’s New Account Form which asks whether the account is for a Dean Witter employee is marked “no.” See Exhibit “C.”

The firm, however, began to have concerns regarding this account.  Prior to being served with notice of the tax levy, Dean Witter had approved Hussein’s maintenance of a personal account at another Swiss bank, “Banque Alliance.” Bank Alliance had also opened a Dean Witter account with Hussein acting as account executive.  The approval of Hussein’s personal

2 In fact, this was not the only time Hussein and/or his attorneys threatened to sue his employer. While he was an account executive, Hussein on several occasions boasted to his branch manager that he eventually would sue the firm.

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[ILLEGIBLE TEXT].
Witter Exhibit “E.” In July 1995, Hussein’s branch manager wrote Hussein a memo reminding him that an account executive cannot be continuously absent from the office and asking Hussein to give the firm a definitive date in August 1995 for his return to the United States.  See Exhibit “F.”

In October 1995, Hussein completed an internal questionnaire regarding various compliance issues.  In response to a question requesting that the broker disclose all “employee accounts,” Hussein wrote “none.”  See Exhibit “B.” In November 1995, however, Hussein instructed his sales assistant to submit a Wire Request Form to Dean Witter.  The wire request instructed that one million dollars ($1,000,000) was to be wired from the Arab Bank’s Dean Witter account to a Swiss bank account.  Because of the curious nature of the request and the lack of an authorized signature from an agent of the Arab Bank authorizing the transfer, the branch operations manager would not process the wire request.  Over the next few days, Hussein’s sales assistant submitted subsequent, similar wire requests, one of which stated that the “final beneficiary” of the one million dollars was “Ahemd Hussein” while others stated that the final beneficiary was simply the Swiss bank.  See Composite Exhibit “G.”

An investigation of the proposed transaction and the Arab Bank’s account followed, to determine both the true nature of the account and whether the assets in the account were subject to the IRS lien.  Dean Witter spoke to Hussein (who was again out of the country) by telephone with Hussein’s attorney on the line.  Although he was vague, Hussein ultimately admitted that the Arab Bank’s Dean Witter account contained Hussein’s own funds.  He nevertheless argued

STEEL HECTOR & DAVIS LLP

[ILLEGIBLE TEXT].

Dean Witter ultimately concluded that the funds in the Arab Bank account were acquired after service of the Notice of Levy, and therefore, were not subject to the Levy.  As such, Dean Witter wired the funds out according to Hussein’s instructions.  Nevertheless, Dean Witter as a result of the foregoing reasonably concluded that Hussein incorrectly answered the compliance questionnaire, incorrectly filled out the Arab Bank account’s New Account Form, and concealed from Dean Witter the true nature of the account.

Contrary to what is alleged in the Claim, although Dean Witter became increasingly suspicious about the Arab Bank account, the firm did not know that the funds were Hussein’s until Hussein ultimately admitted as such in November or December 1995.  Likewise, Hussein did not seek advice from the firm on how to answer the questionnaire item at issue.  Had he disclosed that the funds were his own, the firm would have required him to disclose on the questionnaire that the Arab Bank account was a Dean Witter “employee account.”

As a result of this incident, and based on Hussein’s continued absence from the office, Hussein’s branch manager on January 9, 1995 called Hussein and told him he was being discharged for cause for the reasons outlined above.  Significantly, in response to being terminated, Hussein simply said “ok” and hung up the phone.  He did not argue, as he does now, that his manager’s stated reasons were false, that medical problems or his age caused his termination, or that his termination was a ruse to retain Hussein’s deferred compensation.

Hussein was well aware that Dean Witter could legally terminate his employment with or without cause.  Hussein’s claim that his discharge was an attempt to avoid payment of his

STEEL HECTOR & DAVIS LLP

[ILLEGIBLE TEXT].

$435,834.  That Dean Witter would expend significant money recruiting Hussein to join the firm only to terminate him three years later is nonsensical.  To be blunt, if Dean Witter’s decision to retain or discharge Hussein was exclusively a financial one, the firm surely would have kept Hussein and benefited from the commissions he generated.  Hussein’s violation of Dean Witter’s policies, not his terms of compensation, necessitated his discharge.

B.           Hussein’s Charge of Age Discrimination (ADEA) is Frivolous

To deflect attention away from the true reasons for Hussein’s termination, Hussein alleges (without any supporting facts) that his discharge was motivated by discrimination based on Hussein’s age, assumably in violation of the Age Discrimination in Employment Act of 1967 (“ADEA”).  This is simply untrue.  Hussein was hired by Dean Witter in 1992 and was discharged three years later in 1995.  Hussein was approximately fifty years old at the time Dean Witter hired him.  If Dean Witter sought to discriminate against older account executives, why would the firm hire Mr. Hussein, who at the time they hired him was already within the ADEA’s protected class (individuals over forty)? Hussein expects this Panel to believe that Dean Witter fired Hussein because he was fifty-three, yet the firm hired Hussein when he was fifty!

C.           Hussein’s ADA Claim is Equally Without Merit

Equally as frivolous as his ADEA claim, Hussein also alleges that Dean Witter’s decision to terminate him was motivated by discrimination based on Hussein’s purported “bronchitis” or “sleep apnea” in violation of the Americans with Disabilities Act (“ADA”). Hussein’s ADA allegations are completely false.  During his employment and at the time of the decision to

STEEL HECTOR & DAVIS LLP

[ILLEGIBLE TEXT].

was within the protected group as a “qualified individual with a disability” (i.e., that Hussein experiences a physical or mental impairment that substantially limits one or more of the major life activities of such individual”) as required to state a claim under the ADA.  Regardless, regular, predictable attendance at the firm is an essential function of a Dean Witter account executive.  Account executives cannot properly service clients and their accounts, and the firm cannot perform its required supervisory responsibilities of its registered representatives if they are unavailable.

Finally, Hussein’s ADA claim also fails because, at the time of his discharge, Hussein was not performing his job at a level that met Dean Witter’s legitimate expectations, given Hussein’s failure to properly disclose the true nature of the Arab Bank account and Hussein’s irregular attendance.  Quite simply, Dean Witter had a legitimate non-discriminatory reason for discharging Hussein.

In short, simply establishing that Hussein is fifty-five and has bronchitis or sleep apnea does not subject Dean Witter to liability for employment discrimination.  Federal courts consistently dismiss lawsuits under anti-discrimination statutes where no evidence of an employer’s discriminatory intent exists.  Likewise, the Panel here should dismiss the unsupported, frivolous allegations of employment discrimination in Hussein’s Claim.

D.           Dean Witter Did Not Defame Hussein

Finally, Hussein also alleges that Dean Witter and its in-house attorney, Mr. Edward Larkin, defamed Hussein by submitting false information to the National Association of Securities Dealers, Inc. (“NASD”) regarding the reasons for Hussein’s termination.  Quite the

STEEL HECTOR & DAVIS LLP

[ILLEGIBLE TEXT]

language Dean Witter ultimately reported to the NASD.  The fact that the document Hussein is complaining about was a “draft” version of his U-5 which was never submitted to the NASD or “published” to third parties other than Hussein and his attorneys drives home the frivolousness of Hussein’s “defamation” claim!

a.           The U-5 Reporting Requirement

One of the self-regulatory functions undertaken by the NASD is the investigation of terminations for cause.  Accordingly, the NASD requires member firms such as Dean Witter to notify the association of the circumstances surrounding an account executive’s discharge.  See NASD Bylaws, Article IV § 3(a), NASD Manual at 1050 (1996).  The required disclosure form, known as a Uniform Termination Notice for Securities Industry Registration, or “Form U-5,” contains questions concerning the individual’s termination date, the reason for his termination, and requests other information concerning the broker while employed with the firm.  See Form U-5 for Hussein, attached as Exhibit “H.”

b.           The Reported Reason for Hussein’s Termination is True

After Hussein’s discharge, Dean Witter submitted a U-5 to the NASD that stated that Hussein was “discharged.” As for the section that asks for the “reason for termination,” Dean Witter left that section blank except for the words “amendment to follow.”  See Exhibit H. Mr. Larkin also wrote to the NASD and explained that he had requested input from Hussein and his counsel with respect to the “reason for discharge” section and would submit an amendment.  On

STEEL HECTOR & DAVIS LLP

[ILLEGIBLE TEXT].

To state a defamation claim against Dean Witter arising out of Dean Witter’s statements on his U-5, Hussein must show that the information Dean Witter reported was maliciously false.  Stated succinctly, there is nothing false about the statement that Dean Witter discharged Hussein for “policy reasons unrelated to transactions in customer accounts.” Likewise, rather than acting with malice, Mr. Larkin went out of his way to solicit Hussein’s own input as to the language submitted to the NASD.

In an act of desperation, Hussein references in his Claim language from a previous “draft” U-5 proposed by Mr. Larkin and submitted to Hussein and his attorney for review.  As Hussein states in his Claim, the draft U-5 proposed that the stated reason for Hussein’s discharge would read: “Mr. Hussein’s response to an internal questionnaire did not identify a Dean Witter account containing Mr. Hussein’s funds which account was carried on the firm’s books and records in the name of a financial institution.” Claim, p. 4. Again, there is nothing false or malicious about this statement.  Moreover, the draft U-5 in question cannot as a matter of law form the basis of a defamation claim against Dean Witter as the firm did not publish this document to third parties.  Rather, Mr. Larkin only provided the document to Hussein and his counsel.

Furthermore, Hussein’s claim that he essentially “defamed himself’ by disclosing to prospective employers the language of the draft U-5 is not credible.  Hussein and his counsel knew quite well that Dean Witter had not submitted the draft U-5 to the NASD, and that the only U-5 filed by Dean Witter prior to the April 4 amendment listed the reason for Hussein’s termination as “amendment to follow.” In short, Hussein’s defamation claims are spurious.

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1.           [ILLEGIBLE TEXT] and, therefore must be dismissed.

2.           Hussein’s Claim is barred by the doctrine of unclean hands.

3.           Hussein cannot recover on his defamation claims based on the truth of the statements upon which his claims are based.

4.           Hussein cannot recover on his defamation claims because the statements about which he complains are privileged.

5.           Hussein cannot recover on his defamation claims because the statements about which he complains were made in good faith without malice.

6.           Hussein cannot recover on his wrongful termination claim because such a claim is not recognized by the state of New York.

7.           Hussein’s damages, if any, are the result of Hussein’s own conduct and not that of the respondent.

8.           Hussein’s breach of contract claims, if any, are barred by the doctrine of merger and by the parole evidence rule.

9.           Without conceding that Hussein has suffered any damages as a result of any purported wrongdoing by Dean Witter, Hussein has failed to mitigate his damages.

10           All employment decisions regarding or affecting Hussein were based on legitimate business decisions and were in no way related to Hussein’s age or purported disability, or any discriminatory motive on the part of Dean Witter.

STEEL HECTOR & DAVIS LLP

[ILLEGIBLE TEXT]

12.           Hussein failed to take proper advantage of the internal grievance  procedures established by Dean Witter with respect to employment discrimination.  Such procedures were provided to Hussein in writing, and Dean Witter expressly encouraged its employees to utilize such procedures.

13.           To the extent that Hussein alleges intentional unlawful discrimination by Dean Witter employees, any such conduct would have been contrary to Dean Witter’s express written policy against discrimination and thus would be beyond the scope of any actual or apparent authority possessed by such employees.

14.           Dean Witter is entitled to set-off in the amount of the balance of the promissory note and incentive compensation payable by Claimant to Dean Witter.

15.           Dean Witter reserves the right to assert additional affirmative defenses that may become appropriate as the discovery in this case develops.

COUNTERCLAIM

COUNT I - BREACH OF EMPLOYMENT CONTRACT

1.           For value received, on September 9, 1992 Hussein executed and delivered to Dean Witter a Promissory Note (the “Note”) in the principal amount of $435,834, payable in four (4) installments.  A copy of the Note is attached as Exhibit “J”. At the time of execution of the Note, Hussein also executed and delivered to Dean Witter a Promissory Note Acknowledgment Form (the “Acknowledgment”), a copy of which is attached as Exhibit “K”.

STEEL HECTOR & DAVIS LLP

[ILLEGIBLE TEXT]

due and payable, without notice or demand, if the employee is terminated for cause prior to the due date of the Note.  See Exhibit “J”, page 2.  The terms of the Note also state that a default in payment of the Note occurs “upon the employee’s termination of employment for any reason prior to repayment in full of the Note.” See Exhibit “J”, page 2.

3           Likewise, the Acknowledgment signed by Hussein provides, inter alia, that “if I terminate or am terminated for any reason, all outstanding principal and interest under the Note will become immediately due and payable to Dean Witter.” See Exhibit “K”, ¶ 1.

4.           Hussein was terminated for cause from Dean Witter effective January 9, 1995 at which time all outstanding amounts of principal under the Note, plus accrued interest at the contract rate, become immediately due and payable to Dean Witter.

5.           By executing the Note, Hussein further agreed to reimburse Dean Witter for any and all damages, losses, costs and expenses (including attorney’s fees and court costs) incurred or sustained by Dean Witter as a result of the breach of the terms of the Note.  See Exhibit “J”, page 2.

6.           As of the date of filing this claim, Hussein has not reimbursed Dean Witter for the balance due.

WHEREFORE, Dean Witter respectfully requests that it be awarded the following damages:

(a)           The amount of principal and interest due and owing under the Note, to be established at the arbitration.

STEEL HECTOR & DAVIS LLP

[ILLEGIBLE TEXT]

(c)           The costs of this arbitration, including attorney’s fees.

(d)           Any other relief deemed appropriate by the Panel.

COUNT II - BREACH OF INCENTIVE COMPENSATION AGREEMENT

7.           Hussein on September 9, 1992 executed an Incentive Compensation Agreement with Dean Witter, attached as Exhibit “E.” As consideration for Dean Witter’s employment and compensation, Hussein agreed to the following liquidated damages provision:

Termination and Damage for Breach.  Employee recognizes that Dean Witter may expend substantial amounts in connection with employee’s employment hereunder and that it will be difficult to ascertain with precision the amount of damages Dean Witter will incur if employee voluntarily leaves his employment, or is terminated for cause.  Therefore, if employee voluntarily leaves his employment with Dean Witter, or is terminated for cause, Dean Witter shall be entitled to recover, and employee shall pay Dean Witter as liquidated damages, an amount equal to the incentive compensation paid to employees pursuant to paragraph 2 and the Addendum hereto, said amount to be reduced by 1/48th for each month employee was employed by Dean Witter.  The above liquidated damages shall not constitute liquidated damages to Dean Witter for other breaches of this Agreement.

Exhibit “E”, page 2, ¶ 7.

8.           Pursuant to the Addendum to Hussein’s Incentive Compensation Agreement, attached as Exhibit “L”, any amount of compensation received by Hussein in excess of Dean Witter’s prevailing compensations rates for Dean Witter account executives constituted premium payment deemed “incentive compensation.”

STEEL HECTOR & DAVIS LLP

[ILLEGIBLE TEXT]

Witter is entitled to an award of liquidated damages against Hussein as set forth in his Incentive Compensation Agreement.

10.           The liquid damages provision contained in the contract is reasonable.

WHEREFORE, Dean Witter respectfully requests that the arbitrators enter an award of liquidated damages in accordance with the formula set forth in ¶ 7 of Hussein’s Incentive Compensation Agreement in favor of Dean Witter, the amount to be established at arbitration.

__________________________________
Bradford D. Kaufman, Fla Bar #655465
Anne Tennant Cooney, Fla Bar #986852
STEEL HECTOR & DAVIS LLP
777 South Flagler Drive, Suite 1900
West Palm Beach, FL 33401-6198
Phone (407) 650-7200; Fax 655-1509
Attorneys for Dean Witter Reynolds Inc.

CERTIFICATE OF SERVICE

I certify that a copy hereof was served by U.S. Mail on May 29, 1997 on:

John J. Phelan III, Esq.
1414 Avenue of the Americas
New York, New York 10019

original & 3 copies by Fedex to:
James C. Madan, Legal Assistant
National Association of Securities Dealers, Inc.
125 Broad Street, 36th Floor
New York, New York 10004

/s/ Bradford D. Kaufman
Bradford D. Kaufman

STEEL HECTOR & DAVIS LLP

Award
NASD Regulation, Inc.

In the Matter of the Arbitration Between:

Ahmed Dia Hussein, (Claimant) vs. Dean Witter Reynolds, Inc., (Respondent)

Case Number: 96-05764	Hearing Site: New York, NY

REPRESENTATION OF PARTIES

Claimant, Ahmed Dia Hussein, hereinafter “Claimant”: John J. Phelan, Esq., New York, NY.

Respondent, Dean Witter Reynolds, Inc., hereinafter referred to as “Respondent”: Bradford D. Kaufman, Esq., Greenberg Traurig, P.A., West Palm Beach, FL.

CASE INFORMATION

Statement of Claim filed on or about: December 18, 1996.
Claimant signed the Uniform Submission Agreement: March 24, 1997.
Reply filed on or about: June 23, 1997.

Statement of Answer and Counterclaim filed by Respondent on or about: May 29, 1997.
Respondent did not sign the Uniform Submission Agreement.

CASE SUMMARY

Claimant asserted the following causes of action: breach of contract; wrongful termination; age discrimination in employment; termination of employment in violation of the Americans with Disabilities Act; and defamation.

Unless specifically admitted in its Answer, Respondent denied the allegations made in the Statement of Claim and asserted the following defenses: Claimant failed to state a claim upon which relief can be granted; doctrine of unclean hands; information contained in Claimant’s Form U-5 is true; information contained in Claimant’s Form U-5 is privileged; statements contained in Claimant’s Form U-5 were made in good faith without malice; wrongful termination is not recognized by New York law; Claimant is the sole cause of any damages he suffered; Claimant’s breach of contract claims are barred by the doctrine of merger and the parole evidence rule; failure to mitigate damages; Claimant was terminated for legitimate business reasons that were not related to age, disability, or  discrimination; Claimant failed to exhaust all administrative remedies prior to instituting this arbitration, as required by the ADA and ADEA; Claimant failed to take proper advantage of Respondent’s internal grievance procedures; and, any unlawful discrimination alleged to have been

NASD Regulation, Inc. Office of Dispute Resolution
Arbitration No. 96-05764
Award Page 2

perpetrated by Dean Witter Reynolds’ employees would have been contrary to Respondent’s express written policy, and therefore, would be beyond the scope of such employees’ actual or apparent authority.

In its Counterclaim, Respondent alleged breach of an employment agreement; and breach of an incentive compensation agreement.

RELIEF REQUESTED

Claimant requested an award granting him damages in the amount of $1,020,000.00, or such amount as is established during the proceedings, for his lost compensation, amounts due him under Respondent’s 401(k) and other benefit plans; the forgiveness of any balance claimed due on the note; $1,000,000.00 for the defamation claim; a direction to Respondent to file a true and accurate form U-5 or, in the event that one has not been filed, to amend Claimant’s U-5 regarding the reason for his termination; punitive damages in the amount of $1,000,000.00; and attorneys’ fees and the costs of this proceeding.

Respondent requested a judgment dismissing the Statement of Claim in its entirety; the amount of principle and interest due and owing under the promissory note; accrued interest at the contract rate from the date of Claimant’s termination through the date of the award; liquidated damages; the costs of this proceeding, including attorneys’ fees; and, any other and further relief as the Panel may deem just and proper.

OTHER ISSUES CONSIDERED AND DECIDED

During the hearings conducted in this matter, Claimant made a Motion to Preclude Respondent’s Motion to Dismiss which was denied by the Panel.

During the hearings conducted in this matter, Respondent made a Motion to Dismiss which was granted by the Panel.

The Panel denied Claimant’s Motion to Recuse.

Respondent did not file with the NASD Regulation, Inc. Office of Dispute Resolution a properly executed submission to arbitration but is required to submit to arbitration pursuant to the Code and, having answered the claim, appeared and testified at the hearing, is bound by the determination of the Panel on all issues submitted.

The parties have agreed that the Award in this matter may be executed in counterpart copies or that a handwritten, signed Award may be entered.

NASD Regulation, Inc. Office of Dispute Resolution
Arbitration No. 96-05764
Award Page 3

AWARD

After considering the pleadings, the testimony and evidence presented at the hearing, the Panel has decided in full and final resolution of the issues submitted for determination as follows:

1.	Claimant’s claims are hereby dismissed in their entirety.

2.	Respondent’s Counterclaim is hereby dismissed in its entirety.

3.
Respondent must re-draft Claimant’s Form U-5, Section 12 to read “Mr. Hussein’s initial response to an internal questionnaire was not satisfactory to Dean Witter Reynolds and Dean Witter Reynolds failed to request clarification from Mr. Hussein.”

4.	All other requests for relief are hereby denied.

FEES

Pursuant to the Code, the following fees are assessed:

Filing Fees
NASD Regulation, Inc. will retain or collect the non-refundable filing fees for each claim:

Initial claim filing fee	= $ 500.00
Counter claim filing fee	= $ 500.00

Member Fees
Member fees are assessed to each member firm that is a party in these proceedings or to the member firm that employed the associated person at the time of the events giving rise to the dispute.  In this matter, Dean Witter Reynolds is a party.

Member surcharge	= $ 500.00

Adjournment Fees
Adjournments requested during these proceedings:

April 9, 1999	= $ 1,000.00

The Panel assessed this entire adjournment fee against Respondent.

August 10, 11, 17 and 18, 1999	= waived

NASD Regulation, Inc. Office of Dispute Resolution
Arbitration No. 96-05764
Award Page 4

Forum Fees and Assessments
The Panel assesses forum fees for each hearing session conducted.  A hearing session is any meeting between the parties and the arbitrators, including a pre-hearing conference with the arbitrators, that lasts four (4) hours or less.  Fees associated with these proceedings are:

Three (3) Pre-hearing sessions with a single arbitrator x $300.00			= $900.00
Pre-hearing conferences:	March 23, 1999	1 session
	April 9, 1999	1 session
	August 23, 1999	1 session

Four (4) Pre-hearing sessions with Panel x $1,000.00			= $4,000.00
Pre-hearing conferences:	August 11, 1998	1 session
	April 9, 1999	1 session
	November 5, 1999	1 session
	February 10, 2000	1 session

Five (5) Hearing sessions x $1,000.00			= $5,000.00
Hearing Dates:	September 8, 1999	2 sessions
	September 9, 1999	2 sessions
	November 16, 1999	1 session
Total Forum Fees			= $9,900.00

1.           The Panel has assessed $4,950.00 of the forum fees against Claimant.
2.           The Panel has assessed $4,950.00 of the forum fees against Respondent.

Fee Summary

1.   Claimant be and hereby is solely liable for:
Initial Filing Fee	= $500.00
Forum Fees	= $4,950.00
Total Fees	= $5,450.00
Less payments	= $1,500.00
Balance Due NASD Regulation, Inc.	= $3,950.00

NASD Regulation, Inc. Office of Dispute Resolution
Arbitration No. 96-05764
Award Page 5

2.   Respondent be and hereby is solely liable for:
Counterclaim Filing Fee	= $500.00
Member Fees	= $500.00
Adjournment Fee	= $1,000.00
Forum Fees	= $4,950.00
Total Fees	= $6,950.00
Less payments	= $3,500.00
Balance Due NASD Regulation, Inc.	= $3,450.00

All balances are due and payable to NASD Regulation, Inc.

NASD Regulation, Inc. Office of Dispute Resolution
Arbitration No. 96-05764
Award Page 7

Concurring Arbitrators’ Signatures

I, the undersigned arbitrator, do hereby affirm, pursuant to Article 7507 of the Civil Practice Law and Rules, that I am the individual described herein and who executed this instrument which is my award.

/s/ Michael Forster Pisapia
Michael Forster Pisapia, Esq.	Signature Date
Public Arbitrator, Presiding Chair

Howard D. Jacob	Signature Date
Public Arbitrator

Theodore Brown	Signature Date
Industry Arbitrator

March 16, 2000
Date of Service (For NASD office use only)

NASD Regulation, Inc. Office of Dispute Resolution
Arbitration No. 96-05764
Award Page 8

Concurring Arbitrators’ Signatures

I, the undersigned arbitrator, do hereby affirm, pursuant to Article 7507 of the Civil Practice Law and Rules, that I am the individual described herein and who executed this instrument which is my award.

Michael Forster Pisapia, Esq.	Signature Date
Public Arbitrator, Presiding Chair

/s/ Howard D. Jacob	3/“illegible”/2000
Howard D. Jacob	Signature Date
Public Arbitrator

Theodore Brown	Signature Date
Industry Arbitrator

March 16, 2000
Date of Service (For NASD office use only)

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

AHMED HUSSEIN,	Docket No. 94-Civ-605 JFK AFFIDAVIT OF AHMED HUSSEIN IN SUPPORT OF A MOTION FOR A TEMPORARY RESTRAINING ORDER AND A PRELIMINARY INJUNCTION
Plaintiff,
- against -

UNITED STATES OF AMERICA, COMMISSIONER OF INTERNAL REVENUE and REVENUE OFFICER PHILLIP GRANITE,

Defendants.

STATE OF NEW YORK	)
	:	ss
COUNTY OF NEW YORK	)

AHMED HUSSEIN, being duly sworn, deposes and says:

1.           I am the plaintiff in the above-captioned action. I am employed as a stock broker with Dean, Witter, Reynolds, Inc. (“Dean Witter”) .

2.           In 1983, while I was with another brokerage firm, my salary increased dramatically over what I earned in 1982 and my employer failed to withhold enough taxes, leaving me with a large tax bill due on April 15, 1984.  Although I thought that I had enough money in my account to pay the taxes, I suffered a huge loss on a bond transaction in the beginning of 1984 that completely eliminated my net worth.  Unfortunately, the tax law required me to report the money I had earned as ordinary income while the loss was treated as a capital loss that could not be offset against the ordinary income.  As a result, I had a large tax liability for 1983 but no money with which to pay it.

3.           I filed my tax return for 1983 showing an unpaid tax liability of approximately $400,000. This 1983 tax liability was assessed against me on May 28, 1984.

4.           Over the following years, I paid more than $300,000 against the 1983 assessment and I worked closely with the Internal Revenue Service (“IRS”) to satisfy the remainder.  In 1985, the revenue officer assigned to my case suggested that I make an offer in compromise to settle the assessment.  The revenue officer, who was familiar with my finances, recommended an amount for the offer in compromise that he thought would be acceptable to the IRS.

5.           On May 6, 1985, I submitted the offer.  The form given to me by the revenue officer contained a provision waiving the running of the statute of limitations for the period that the offer in compromise was being considered by the IRS plus one year.  Because I followed the directions of the revenue officer, I thought that the offer would be accepted quickly and that I was extending the statute of limitations for only a reasonable period of time.  I never thought that I was subjecting myself to collection activity for the next ten years!  I would not have signed the offer if I had known that this could happen.

6.           Much to my surprise, the IRS sat on the offer for more than a year before they rejected it on September 4, 1986.  The offer was under consideration from May 6, 1985 to September 4, 1986, or a period of one year, three months and twenty-nine days.  Thus, the offer in compromise effectively extended the statute of limitations during this period plus one year.

7.           On May 28, 1990, the normal six year statute of limitations for collection of the 1983 taxes expired.  However, the offer in compromise effectively extended the statute by two years, three months and twenty-nine days, so that it expired on September 27, 1992.

8.           Although the statute of limitations for collection of the 1983 taxes has expired, the Internal Revenue Service has continued to send me letters demanding payment of these taxes.  I have always responded to each of these letters and I have advised the IRS that the statute of limitations has expired.

9.           The IRS never responded to any of my communications until I received a letter dated January 10, 1994 from Revenue Officer Phillip Granite (Exhibit A attached hereto).  The letter was encaptioned “FINAL NOTICE (NOTICE OF INTENTION TO LEVY).”  The Notice Of Intention To Levy demanded payment of $707,122 for 1983 taxes and $20,026 for 1984 taxes.  The notice indicated that, if I didn’t pay the taxes for 1983 and 1984 within ten days, the IRS would levy on my assets.  My lawyers advise me that the letter was written on an out-dated IRS form and that the law has since changed to require a thirty-day notice before a levy can be issued.

10.           On or about January 12, 1994, I spoke to Revenue Officer Granite by telephone and he told me that he was going to do whatever was necessary to collect the taxes from me.  Mr. Granite later told my attorney that he intended to levy my salary if I did not provide him with a financial statement and a waiver of the statute of limitations immediately.

11.           On or about January 14, 1994, I learned that my checking account at Chemical Bank, which contained over $20,000, was frozen because the IRS had issued a levy to the bank.  A few days latter, I received a copy of the levy (Exhibit B attached hereto) and I noticed that it was dated January 11, 1994, only one day after the ten-day notice of intention to levy was dated.  The bank has informed me that it intends to transfer all of the money in my checking account to the IRS on February 10, 1994.

12.           On January 25, 1993, I was notified by Dean Witter that approximately $100,000 of cash and securities had been levied by the Internal Revenue Service.  Nearly all of the money levied on was contained in my Individual Retirement Account.  I immediately obtained a copy of the levy (Exhibit C attached hereto) and I noticed that it was dated January 18, 1994, only eight days after the ten-day notice of intention to levy was dated.  Dean Witter is prepared to transfer all of the money in my Individual Retirement Account and my stock account to the Internal Revenue Service on February 8, 1994.

13.           I will suffer irreparable harm if the Internal Revenue Service is permitted to continue with its illegal collection activity because I cannot afford to pay the Internal Revenue Service all of the money they say I owe.  It appears that the Internal Revenue Service has no regard for the statute of limitations or for proper administrative procedures and that they are prepared to take everything that I own, including my retirement savings, and put me on the street.  There is no way that I can continue to generate business as a stock broker if I am destitute.  Indeed, because of the sensitive financial and fiduciary nature of my position at Dean Witter, I would probably be forced to leave the firm if Mr. Granite carries through on his threat to levy my salary.  If I were forced to leave Dean Witter, I would loose almost all of my customers and my reputation within the industry would be tarnished beyond repair.  My ability to earn a living and support my family (including my handicapped son) would be severely damaged.

14.           In addition, my lawyers advise me that the levy against my Individual Retirement Account constitutes a withdraw from my account that will trigger income taxes and early withdraw penalties.  Thus, if the Internal Revenue Service is permitted to take the balance of the account to pay 1983 and 1984 taxes without allocating any portion of the account to current taxes and penalties, the levy will simply create a new debt to the Internal Revenue Service.

15.           I respectfully request that the Court stop the Internal Revenue Service from using its enormous powers to enforce the unlawful collection of the 1983 and 1984 taxes and from ruining my life.

/s/ Ahmed Hussein
AHMED HUSSEIN

Sworn to before me on this
1st day of February, 1994.

/s/ Rebecca Caravaglio
NOTARY PUBLIC

REBECCA CARAVAGLIO
Notary Public, State of New York
No. 43-4993626
Qualified in Richmond County
Commission Expires March 23, 1994

ORIGINAL
72741

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

AHMED HUSSEIN,	9.4 Civ. 0605 (JFK) MEMORANDUM OPINION AND ORDER

Plaintiff,
- against -

UNITED STATES OF AMERICA, COMMISSIONER OF INTERNAL REVENUE, and REVENUE OFFICER PHILLIP GRANITE,
Defendants.

JOHN F. KEENAN, United States District Judge:

Before the Court is the motion of plaintiff, Ahmed Hussein, seeking a preliminary injunction to enjoin defendants from encumbering or collecting any of plaintiff’s property pending resolution of this suit. Hussein, a stock broker at Dean, Witter, Reynolds, Inc., owes $707,122.22 in taxes and interest arising from the tax year of 1983 and $20,026.00 in taxes and interest from the tax year of 1984. Defendants seek to collect these taxes by placing liens on Hussein’s bank accounts, as well as his accounts at Dean Witter, which he claims will ultimately result in his loss of employment. Defendants have already notified Dean Witter of their intent to levy upon Hussein’s salary.

Defendants argue that the Anti-Injunction Act, see 26 U.S.C. § 7421, prohibits persons from bringing suits “for the purpose of restraining the assessment or collection of any tax [to] be maintained in any court by any person, whether or not such person is the person against whom such tax was assessed.”  26 U.S.C. § 7421(a). This Act embodies Congress’s long-standing policy against premature interference with the orderly administrative process by which taxes are determined, assessed and collected. Given that “taxes are the life-blood of government,” Bull v. United States, 295 U.S. 247, 259 (1935), it is necessary for the administrative collection process to proceed “without judicial intervention, and . . . legal right to disputed sums [is to] be determined in a suit for refund.” Enochs v. Williams Packing & Navigation Co., 370 U.S. 1, 7 (1962). Plaintiff may only receive an exception from the Act if he can show that (1) under no circumstances can the government prevail and (2) he has no other remedy at law. See id. at 7.

Hussein contends that the government cannot prevail because the statute of limitations on the portion of this action concerning the 1983 taxes has already run.1  Prior to November 5, 1990, the statute of limitations on collection of any tax was six years after the assessment of the tax, unless the IRS and the taxpayer otherwise agreed in writing to extend the period. See 26 U.S.C. § 6502(a). On November 5, 1990, Congress extended the statute of limitations on the collection of taxes from six years to ten years. The Act applies a new ten-year period to taxes assessed after November 5, 1990 and to taxes assessed before that date, if the period for collection had not yet expired as of November 5, 1990. See Act of 1990, 1990 U.S.C.C.A.N. (104 Stat.) 1388-458, Pub. L. No. 101-508 § 11317.

1     Plaintiff apparently concedes that defendants’ collection of his 1984 taxes are within the statute of limitations period. See Plaintiff’s Memorandum of Law at 2.

2

In the present case, Hussein’s 1983 taxes were assessed on May 28, 1984. On May 6, 1985, Hussein submitted an “Offer in Compromise,” which the IRS rejected on September 4, 1986. The effect of Hussein’s Offer in Compromise was to toll the running of the statute of limitation for the period during which the offer was pending (one year, three months and 29 days) and for one year thereafter. Thus, had Hussein not submitted an offer, the statute of limitations would have expired on May 28, 1990; instead, however, the offer tolled the six-year statute of limitations until September 27, 1992. Because Congress’s amendment to the limitations period occurred prior to September 27, 1992, the new ten-year period applies to Hussein’s case and the government is entitled to collect from plaintiff until September 27, 1996.

Hussein asserts that his Offer of Compromise was a collateral written agreement between him and the government to extend the limitations period to a date certain, without regard to 26 U.S.C § 6502(a). The Offer in Compromise states in relevant part:

The taxpayer-proponents agree to the waiver and suspension of any statutory periods of limitations for assessment and collection of the tax liability described in paragraph (1) while the offer is pending, during the time any amount offered remains unpaid and for one (1) year after the satisfaction of the terms of the offer.

IRS Offer to Compromise ¶ 8 (attached to Defendants’ Memorandum of Law). This waiver is not

3

a contract to set a date certain for the expiration of the limitations period because waivers are not considered contracts. See Stanger v. United States, 282 U.S. 270, 276 (1931). In addition, even if contract principles were applied, plaintiff’s assertion would still fail because the language in the Offer of Compromise clearly suggests that the applicable statutory limitations period was merely tolled and not disregarded.

The Court finds no merit in plaintiff’s claim that he did not receive timely notice of the IRS’s intention to levy. Therefore, plaintiff’s application for a preliminary injunction is denied. Concerning defendants’ motion to dismiss, plaintiff is directed to submit his opposition to the motion by February 16, 1994. Defendants’ reply papers will be due on February 23, 1994.

SO ORDERED.

Dated:	New York, New York February 10, 1994

/s/ John F. Keenan
JOHN F. KEENAN
United States District Judge

4

UNITED STATES COURT OF APPEALS

FOR THE SECOND CIRCUIT

August Term, 1998

(Argued: May 3, 1999             Decided: May 28, 1999)

Docket No. 98-6180

UNITED STATES OF AMERICA,

Plaintiff-Appellee,

—v.—

AHMED HUSSEIN,

Defendant-Appellant.

Before:

CABRANES and SACK, Circuit Judges,
and SHADUR,* District Judge.

*	The Honorable Milton I. Shadur of the United States District Court for the Northern District of Illinois, sitting by designation.

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Appeal from a judgment of the United States District Court for the Southern District of New York (John F. Keenan, Judge) ordering the defendant to pay outstanding liabilities for tax years 1983 and 1984. On appeal, the defendant principally claims that the district court improperly invoked collateral estoppel, the law of the case doctrine, and principles of equity and fairness to preclude him from challenging the timeliness of the instant action as it pertains to his 1983 taxes. We agree, principally on the ground that the relevant finding by the district court in the earlier action was unnecessary to its ruling, and, accordingly, could not properly be given preclusive effect.

Judgment vacated in part (as to tax year 1983), affirmed in part (as to tax year 1984), and remanded.

BRUCE LOCKE, Sacramento, CA (Bruce A. Burns, Burns Handler & Burns LLP, New York, NY, of counsel) for Appellant.

GLENN C. COLTON, Assistant United States Attorney, Southern District of New York (Mary Jo White, United States Attorney, Gideon A. Schor, Assistant United States Attorney, of counsel) for Appellee.

JOSÉ A. CABRANES, Circuit Judge:

Ahmed Hussein appeals from a July 21, 1998 consent judgment entered by the United States District Court for the Southern District of New York (John F. Keenan, Judge) ordering him to pay the government $675,183.88 in outstanding

3708

liabilities for tax years 1983 and 1984.1 Hussein’s principal contention on appeal is that the district court improperly invoked collateral estoppel, the law of the case doctrine, and principles of equity and fairness to preclude him from challenging the timeliness of the instant action as it pertains to his liability for tax year 1983. On other grounds described in detail below, Hussein also contends that the instant action is untimely as it pertains to his 1984 taxes. For the reasons that follow, we vacate the judgment in part (as to Hussein’s 1983 taxes), affirm the judgment in part (as to Hussein’s 1984 taxes), and remand the cause for proceedings consistent with this opinion.

BACKGROUND2

The government filed the instant action on September 27, 1996. Hussein contends that the limitations period for collecting his 1983 taxes expired one day earlier, on September 26, 1996. In this appeal, the government does not challenge Hussein’s calculation of the limitations period. Instead, it contends—and the district court agreed—that the district court had ruled in prior litigation between the parties that the limitations period would run until September 27, 1996 and that Hussein is barred from relitigating the expiration date in the action before us now. Because of its significance to the issues presented in this appeal, we set forth the procedural history of the litigation between the parties in some detail.

Hussein’s 1983 taxes were assessed on May 28, 1984. On May 6, 1985, he submitted to the Internal Revenue Service (“I.R.S.”) an “Offer in Compromise” to settle his outstanding

1 The consent judgment preserved Hussein’s right to bring this limited appeal.

2 For the sake of simplicity, this background section deals primarily with Hussein’s 1983 taxes. We set forth the facts necessary to understand Hussein’s claims regarding his 1984 taxes separately, infra.

3709

liabilities for those taxes. The I.R.S. received Hussein’s offer the following day and eventually rejected it on September 4, 1986. Hussein asserts—and the government does not dispute—that, pursuant to the terms set forth on the mandatory I.R.S. form embodying the Offer in Compromise, the limitations period for the collection of Hussein’s 1983 taxes was tolled for a period of two years, three months, and twenty-nine days, i.e., the pendency of Hussein’s offer, plus one year.

In January 1994, in an attempt to collect his still-unpaid 1983 taxes, the government levied Hussein’s checking and individual retirement accounts. Hussein responded by filing an action before Judge Keenan to enjoin the government’s collection efforts; soon thereafter, Hussein sought a preliminary injunction, on the ground that the statute of limitations had expired with respect to the collection of the 1983 taxes.3 The government, in turn, filed a motion to dismiss Hussein’s lawsuit in its entirety.

The district court denied Hussein’s request for a preliminary injunction in a Memorandum Opinion and Order dated February 10, 1994. The court first explained that, at the time the I.R.S. assessed Hussein’s 1983 taxes, a six-year limitations period applied to the government’s collection efforts. It then observed that a new law took effect on November 5, 1990 that (1) extended the relevant limitations period to ten years and (2) applied the new rule to any taxes for which the collection period had not expired as of the law’s effective date. See 26 U.S.C. § 6502(a); Omnibus Budget Reconciliation Act of 1990, Pub. L. No. 101-508 § 11317(c), 104 Stat. 1388 (1990). Turning to the specifics of Hussein’s case, the court noted that, absent any tolling, the limitations period for

3 Hussein conceded in the 1994 action that the limitations period governing the collection of his 1984 taxes had not yet expired.

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the collection of his 1983 taxes would have expired on May 28, 1990. However, the court determined that the tolling caused by Hussein’s filing of the Offer in Compromise extended the expiration of the limitations period beyond November 5, 1990, thereby triggering the new, ten-year rule.

Applying the ten-year rule to Hussein’s 1983 taxes, the court concluded that “the government is entitled to collect from [Hussein] until September 27, 1996,” a date that included the tolling period caused by Hussein’s Offer in Compromise. The court derived that specific expiration date from an affidavit that Hussein had submitted in support of his motion for a preliminary injunction. In the affidavit, Hussein had stated that “the offer in compromise effectively extended the statute [of limitations] by two years, three months and twenty-nine days, so that it expired on September 27, 1992.” Hussein’s affidavit assumed that a six-year limitations period applied. Accordingly, to arrive at an expiration date based on a ten-year limitations period, the court simply added four years to the date calculated by Hussein.

After setting forth its conclusion as to the expiration date for the limitations period governing the collection of Hussein’s 1983 taxes, the district court explained that it was Hussein’s contention that his Offer in Compromise was an agreement to “extend the limitations period to a date certain,” without regard for any limitations period imposed by law. In other words, as it was characterized by the district court, Hussein’s argument was that he and the I.R.S. had contracted for a fixed expiration date of September 27, 1992, and that, accordingly, the new ten-year limitations rule was inapplicable. The court rejected this argument, however, finding that Hussein and the I.R.S. had no such agreement. Having disposed of Hussein’s only argument, the court concluded that the government’s levies were timely and, accordingly, denied Hussein’s motion for a preliminary injunction. Before the

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court ruled on the government’s cross-motion to dismiss, the parties agreed to a stipulated dismissal of Hussein’s lawsuit, without prejudice, and returned to the administrative process.

On September 27, 1996, the government filed the instant action, pursuant to 26 U.S.C. § 7403,4 to reduce to judgment assessments of Hussein’s liabilities for tax years 1983 and 1984. In response, Hussein filed a motion to dismiss arguing, inter alia, that the action was untimely. Specifically, Hussein maintained that the limitations period for collecting the 1983 taxes expired on September 26, 1996, one day before the instant action was filed. The district court denied Hussein’s motion, holding that it had determined in the 1994 litigation that the expiration date of the limitations period for collecting the 1983 taxes was September 27, 1996 and that, accordingly, collateral estoppel, the law of the case doctrine, and principles of equity and fairness precluded Hussein from challenging the timeliness of the instant action on the basis of a different expiration date.

Following the district court’s ruling, the parties entered into a consent judgment that ordered Hussein to pay $675,183.88 in outstanding liabilities for tax years 1983 and 1984, but preserved Hussein’s right to appeal the court’s ruling on the statute of limitations issue. This timely appeal followed.

4 This statute provides, in pertinent part, that “[i]n any case where there has been a refusal or neglect to pay any tax … the Attorney General or his delegate … may direct a civil action to be filed in a district court of the United States to enforce the lien of the United States … with respect to such tax or liability.”

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ANALYSIS

A.	Tax Year 1983

On appeal, Hussein reasserts his argument that the government’s action was untimely as to the collection of his 1983 taxes and contends that the district court improperly precluded him from litigating that issue below. The government does not challenge Hussein’s calculation of the limitations period as having expired on September 26, 1996. Instead, it adopts the district court’s conclusions that (1) the identical limitations issue was litigated in the 1994 action, (2) the court found in that action that the limitations period would expire on September 27, 1996, the day the instant lawsuit was filed, and (3) collateral estoppel, the law of the case doctrine, and principles of equity and fairness bar Hussein from relitigating the expiration date. Moreover, in addition to adopting the district court’s reasoning, the government argues that we should affirm on the basis of judicial estoppel, a ground not relied on by the district court. For the reasons that follow, we conclude that none of the grounds asserted by the government bars Hussein from challenging the timeliness of the instant action as it pertains to his 1983 taxes.

Collateral estoppel, or issue preclusion, applies when “(1) the issues in both proceedings are identical, (2) the issue in the prior proceeding was actually litigated and actually decided, (3) there was full and fair opportunity to litigate in the prior proceeding, and (4) the issue previously litigated was necessary to support a valid and final judgment on the merits.” In re PCH Assocs., 949 F.2d 585, 593 (2d Cir. 1991).

Collateral estoppel is inapplicable here for the fundamental reason that the district court’s earlier finding that the limitations period would expire on September 27, 1996 was not necessary to the denial of Hussein’s motion for a preliminary

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injunction in the 1994 action; in other words, the court’s finding was dictum.5 As it was presented to the district court, the merits of Hussein’s request for a preliminary injunction in the 1994 action turned simply on Hussein’s argument that the Offer in Compromise called for the limitations period to expire on a date certain, September 27, 1992, without regard for the new, ten-year rule. There was no dispute that the tolling caused by the Offer in Compromise meant that the imitations period had not expired as of November 5, 1990, the effective date of the law that mandated the ten-year rule. Nor was there any dispute that, if a ten-year limitations period applied, then the government’s January 1994 levies were timely. Accordingly, once the district court rejected Hussein’s contention that the ten-year rule was inapplicable, it was unnecessary for the court to conclusively determine the exact date on which the limitations period would expire.

The rationale for the principle that preclusive effect will be given only to those findings that are necessary to a prior judgment is that “a collateral issue, although it may be the subject of a finding, is less likely to receive close judicial attention and the parties may well have only limited incentive to litigate the issue fully since it is not determinative.” Commercial Assocs. v. Tilcon Gammino, Inc., 998 F.2d 1092,

5 Our conclusion that the court’s finding was not necessary to its denial of the preliminary injunction might also be thought to implicate certain of the other criteria for the application of collateral estoppel, particularly the questions of whether the issue in both proceedings is identical and whether Hussein had a fair opportunity to litigate the issue. However, in light of our conclusion that the “necessarily decided” element of collateral estoppel has not been met, we need not specifically address the other elements. Nor is there any need for us to determine whether the district court’s 1994 ruling had the requisite finality to permit the application of collateral estoppel. See generally Metromedia Co. v. Fugazy, 983 F.2d 350, 366 (2d Cir. 1992) (noting that “the concept of finality for collateral estoppel purposes includes many dispositions which, though not final [for the purposes of appeal pursuant to 28 U.S.C. § 1291], have nevertheless been fully litigated”) (internal quotation marks omitted).

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1097 (1st Cir. 1993) (emphasis suppressed). It is clear that this rationale is applicable to the case before us. Because of the particular argument asserted by Hussein in the 1994 litigation, there was no need for the court or the parties to focus on the precise expiration date of the limitations period. Presumably, once the district court rejected Hussein’s contract-based argument, no one involved in the proceedings gave any attention to whether the limitations period ran until September 26, as opposed to September 27, 1996. Under these circumstances, collateral estoppel does not preclude Hussein from challenging the timeliness of the instant action.

The government’s remaining contentions require little discussion. As noted above, the government asserts that the law of the case doctrine also precludes Hussein’s challenge to the timeliness of the government’s action. Under the particular formulation relevant to this appeal, the law of the case doctrine holds that “a legal decision made at one stage of litigation, unchallenged in a subsequent appeal when the opportunity to do so existed, becomes the law of the case for future stages of the same litigation, and the parties are deemed to have waived the right to challenge that decision at a later time.” North River Ins. Co. v. Philadelphia Reinsurance Corp., 63 F.3d 160, 164 (2d Cir. 1995) (internal quotation marks omitted) (emphasis added).6 The government contends that Hussein waived his opportunity for appellate review of the district court’s finding on the limitations issue by agreeing to a stipulated dismissal of the 1994 action and urges that Hussein is therefore bound by the court’s finding that the limitations period expired on September 27, 1996.

6 The government correctly notes that we have previously held that, “[w]hile the doctrine is ordinarily applied in later stages of the same lawsuit, it also has application to different lawsuits between the same parties.” PCH Assocs., 949 F.2d at 592.

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Regardless of his agreement to a stipulated dismissal of the 1994 action, however, Hussein did not have a reasonable opportunity to obtain appellate review of the district court’s finding regarding the expiration of the limitations period. For the reasons that we have already set forth, that finding was mere dictum and, as such, could not have been appealed by Hussein. Accordingly, the law of the case doctrine has no application here.

We are similarly unpersuaded by the government’s invocation of the doctrine of judicial estoppel. A party invoking that doctrine “must show that (l) the party against whom judicial estoppel is being asserted advanced an inconsistent factual position in a prior proceeding, and (2) the prior inconsistent position was adopted by the first court in some manner.” AKA Marine & Aviation Ins. (U.K.) Ltd. v. Seajet Indus. Inc., 84 F.3d 622,628 (2d Cir. 1996). The purposes of the doctrine are to “preserve the sanctity of the oath” and to “protect judicial integrity by avoiding the risk of inconsistent results in two proceedings.” Simon v. Safelite Glass Corp., 128 F.3d 68, 71 (2d Cir. 1997) (internal quotation marks omitted). The government notes that the district court derived its finding as to the expiration of the limitations period from Hussein’s own affidavit, which had stated that the six-year imitations period had expired on September 27, 1992. On that basis, the government contends that Hussein may not now claim that the ten-year limitations period expired on September 26, 1996.

Even assuming, for the argument, that Hussein’s initial calculation of the expiration of the limitations period was a factual position, judicial estoppel is inapplicable under the circumstances presented here. We have previously observed that judicial estoppel does not apply “when the first statement was the result of a good faith mistake or an unintentional error.” Id. at 73 (citations omitted). In our view, this

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exception to the general rule clearly governs the case before us. The miscalculation in Hussein’s affidavit was undoubtedly the result of an unintentional error. Hussein had absolutely no incentive in the 1994 proceeding to persuade the court that the limitations period expired on September 27, as opposed to September 26, 1996. Accordingly, we will not invoke the doctrine of judicial estoppel to preclude Hussein from challenging the timeliness of the instant action.

Finally, we turn to the government’s contention that principles of equity and fairness also preclude Hussein from challenging the timeliness of the instant action. Specifically, the government points out that Hussein has long been on notice of his tax liabilities and of the district court’s finding that the limitations period expired on September 27, 1996, that the parties’ consent judgment has eliminated any uncertainty as to the amount of taxes that Hussein owes, and that the government itself relied on the district court’s finding.

The government has not brought to our attention any precedent in which, under circumstances remotely analogous to those presented here, a court has set aside a limitations period on the basis of principles of equity and fairness, and we are unwilling to set such a precedent here. Moreover, even if we were inclined to consider such principles as a basis for setting aside the limitations period, the government’s case is hardly compelling. The government obviously had the means to perform its own calculation of the limitations period, and we question the wisdom of its asserted reliance on the district court’s finding — one that was based on the taxpayer’s calculation and made by the court in dictum.

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B.	Tax Year 1984

As noted at the outset, Hussein also challenges the timeliness of this action as it pertains to the collection of his 1984 taxes. Conceding, as he must, that a ten-year limitations period applies to the collection of those taxes, Hussein maintains that the limitations period expired on June 24, 1995, ten years after the taxes were assessed. The district court rejected Hussein’s contention, concluding that his May 6, 1985 Offer in Compromise tolled the limitations period for the collection of his 1984 taxes and that the government’s lawsuit was therefore timely as to those taxes. Although the district court did not specify an expiration date for the applicable limitations period, Hussein conceded at oral argument before this Court that if the district court’s holding regarding tolling was correct, then this action was timely as to the 1984 taxes.

Hussein argues at the threshold that no tolling was possible because his Offer in Compromise did not include his 1984 taxes. But Hussein concedes that he did not present this argument to the district court. Nor does he dispute the government’s contention that he in fact argued to the district court the contrary position—that is, that his offer did include the 1984 taxes. Under these circumstances, Hussein is precluded from arguing on appeal that the offer did not include the 1984 taxes.

In any event, Hussein maintains that any tolling caused by his Offer in Compromise applied only to the six-year limitations period in effect at the time the offer was submitted, not to the ten-year limitations period that took effect in November 1990. On this theory, Hussein contends that the limitations period for the collection of his 1984 taxes expired on June 24, 1995, well before the instant action was filed. As support for his argument, Hussein asserts only that 26 U.S.C. § 6502(a), which sets forth the applicable limitations period,

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does not specifically provide for “the tacking on of a suspension period agreed to under the former six-year statutory period, to further extend the new ten-year period.”

We are unpersuaded by Hussein’s contention that the ten-year limitations period now governing the collection of his 1984 taxes was not tolled by his submission of an Offer in Compromise. The I.R.S. form that Hussein submitted in connection with that offer unequivocally provided that Hussein agreed to the “suspension of any statutory periods of limitations for assessment and collection of the tax liability” that was the subject of the offer. Thus, Hussein’s agreement with the I.R.S. placed no restriction on the limitations period to which the tolling would apply. And Hussein has not identified any statutory provision that would preclude us from giving effect to the explicit terms of that agreement.

Accordingly, in light of Hussein’s concession that our resolution of the tolling issue is dispositive, we conclude that the instant action is timely as to the collection of Hussein’s 1984 taxes.

CONCLUSION

Based on the foregoing analysis, we vacate the judgment in part (as to tax year 1983), affirm it in part (as to tax year 1984), and remand the cause for proceedings consistent with this opinion.

No costs.

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Quality Systems, Inc.’s Response
to Ahmed Hussein’s Proxy Materials, including Shareholder Letters
Filed With the Securities and Exchange Commission
on August 14, 2008

(Supplemental information to the document filed on August 21, 2008)

•
Mr. Hussein falsely claims that Mr. Razin controls the nominating process.  This is not correct.  The nominating process is conducted through a duly constituted nominating committee, which makes recommendations for consideration by the full Board.  All of the committee members have input in the nominating process and each member exercises his own judgment in selecting nominees.  Notwithstanding his conviction that he does not “control” the nominating process – and to further underscore the point that he has no agenda to “control” the nominating process – Mr. Razin resigned from the nominating committee on August 21, 2008.